UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 8, 2018

MYERS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-8524	34-0778636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1293 South Main Street, Akron, OH		44301
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code (330) 253-5592

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On March 8, 2018, John B. Crowe and Daniel R. Lee confirmed to Myers Industries, Inc. (the “Company”) their intention not to stand for re-election as directors at the Company’s 2018 Annual Meeting of Shareholders, currently expected to be held on April 25, 2018 (the “2018 Annual Meeting”). Each of Mr. Crowe and Mr. Lee will continue to serve as directors until that time. Mr. Crowe is currently the Chair of the Corporate Governance and Nominating Committee and a member of the Company’s Compensation Committee, and Mr. Lee currently serves on the Company’s Audit Committee and Corporate Governance and Nominating Committee.

Neither Mr. Crowe’s nor Mr. Lee’s determination not to stand for re-election is due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Crowe has decided to retire after serving on the Company’s board of directors since 2009. Mr. Lee has decided to not stand for re-election in order to focus more on his other business interests. The Company thanks Mr. Crowe and Mr. Lee for their commitment to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2018	MYERS INDUSTRIES, INC.

	By:	/s/ R. David Banyard
R. David Banyard, President and Chief Executive Officer